UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Destination Maternity Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 10, 2017

Dear Fellow Stockholders:

As described in the enclosed Second Supplement to the Proxy Statement (the “Second Supplement”), Destination Maternity Corporation (the “Company”) has previously sent to its stockholders proxy materials in connection with the solicitation of proxies for use at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 19, 2017, including the definitive proxy statement filed by the Company with the Securities and Exchange Commission (“SEC”) on September 21, 2017 (the “Proxy Statement”), and the first supplement to the Proxy Statement filed by the Company with the SEC on October 4, 2017 (the “First Supplement”), both of which contain important information about the matters to be acted upon at the Annual Meeting. Such matters include, among others, approval of an amendment and restatement of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). A copy of the proposed amended and restated 2005 Plan was attached as Appendix A to the Proxy Statement.

After further review and consideration, the Company’s Board of Directors has modified its proposed amendment and restatement of the 2005 Plan, attached as Appendix A to this Second Supplement, to:

•	reduce the additional number of shares of Common Stock that we are requesting our stockholders approve for issuance under the 2005 Plan from 1,000,000 additional shares of Common Stock down to 750,000 shares of Common Stock;

•	impose a minimum one year service-based vesting period from date of grant on any awards issued under the 2005 Plan, provided that such limitation would not apply to an amount not to exceed 5% of the aggregate shares of Common Stock available for issuance under the 2005 Plan;

•	require that all dividends and distributions paid with respect to restricted stock awards would remain subject to the restrictions applicable to the underlying restricted stock award; and

•	remove the discretion of the Board (or a committee thereof) to determine that a change in control occurred, if the underlying event is not specifically set forth in the definition of change in control under the 2005 Plan.

The minimum vesting, dividend and change in control provisions described above would also apply to the grants that are specifically conditioned on stockholder approval of the proposal relating to the 2005 Plan.

The Company intends to present the 2005 Plan amendment, as modified as described herein and attached as Appendix A to this Second Supplement, to stockholders for approval at the Annual Meeting.

The Company’s Board of Directors recommends a vote “FOR” approval of the 2005 Plan amendment.

If a stockholder has voted or hereafter votes his, her or its shares by proxy for the approval of the 2005 Plan amendment, such vote will constitute a vote for the approval of the 2005 Plan amendment, as modified as described herein.

We urge you to fill out and submit the WHITE proxy card enclosed with this Second Supplement, which we are mailing to our stockholders on or about October 10, 2017. Any proxy or voting instruction form, including any blue proxy card provided by Orchestra-Prémaman S.A. (“Orchestra”), may be revoked at any time prior to its exercise at the Annual Meeting, as described in the Proxy Statement. Only your latest dated and signed proxy card or voting instruction form will be counted. If you have already voted on the WHITE proxy card with respect to the director nominees listed in Proposal 1 and/or Proposals 2, 3, 4 and 5, and you do not submit a new proxy or voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to those nominees and those proposals as indicated in the proxy card or voting instructions that you submitted.

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Your vote at this Annual Meeting is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. If you previously submitted a proxy card or a voting instruction form for the Annual Meeting, such proxy card or voting instruction will continue to be valid and will be voted at the Annual Meeting to the extent you were a stockholder of the Company as of the record date, September 18, 2017. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the enclosed WHITE proxy card in the envelope provided. You will find voting instructions in the Proxy Statement, the Notice of Annual Meeting, the First Supplement, and the Second Supplement. If your shares are held for your account by a broker or other nominee, you should have received by this time instructions from the holder of record that you must follow for your shares to be voted.

Please read the Proxy Statement and First Supplement that were previously made available to stockholders and the enclosed Second Supplement in their entirety, as together they contain all of the information that is important to your decisions in voting at the Annual Meeting.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

The Destination Maternity Board of Directors

/s/ Barry Erdos
Barry Erdos,
Chairman

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Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, New Jersey 08057

SECOND SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The following information (this “Second Supplement”) supplements, amends and, to the extent inconsistent, supersedes the corresponding information in the Proxy Statement (the “Proxy Statement”) for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Destination Maternity Corporation (“Destination”, the “Company,” “we,” “us,” or “our”) dated September 21, 2017 as filed with the Securities and Exchange Commission (the “SEC”) and the first supplement to the Proxy Statement, dated October 4, 2017 as filed with the SEC (the “First Supplement”), each of which was previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).

The Annual Meeting will be held at the corporate headquarters of the Company at 232 Strawbridge Drive, Moorestown, NJ 08057, on Thursday, October 19, 2017, at 9:15 a.m. local time, and any adjournments, reschedulings, continuations or postponements thereof. Only stockholders as of the record date for the Annual Meeting, September 18, 2017, will be entitled to notice of and to vote at the Annual Meeting.

THIS SECOND SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Except as specifically amended or supplemented by the information contained in this Second Supplement, all information set forth in the Proxy Statement and the First Supplement remains accurate and should be considered in casting your vote by proxy or in person at the Annual Meeting.

This Second Supplement is first being furnished to stockholders of Destination on or about October 10, 2017.

Note Regarding Proxy Materials

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact:

Okapi Partners LLC

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 566-1922

Email: info@okapipartners.com

SUPPLEMENTAL DISCLOSURE

APPROVAL OF AMENDMENT OF

THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

(PROPOSAL 3)

Proposal 3 in the Proxy Statement, as supplemented by the First Supplement, asks stockholders to approve an amendment to the 2005 Equity Incentive Plan (the “2005 Plan”). After further review and consideration, including review of the report by Institutional Shareholder Services (“ISS”) regarding this Proposal 3, the Company’s Board of Directors has modified its proposed amendment and restatement of the 2005 Plan, attached as Appendix A to this Second Supplement, to:

•	reduce the additional number of shares of Common Stock that we are requesting our stockholders approve for issuance under the 2005 Plan from 1,000,000 additional shares of Common Stock down to 750,000 shares of Common Stock;

•	impose a minimum one year service-based vesting period from date of grant on any awards issued under the 2005 Plan, provided that such limitation would not apply to an amount not to exceed 5% of the aggregate shares of Common Stock available for issuance under the 2005 Plan. Such minimum vesting provision would also apply to the grants that are specifically conditioned on stockholder approval of this proposal;

•	require that all dividends and distributions paid with respect to restricted stock awards would remain subject to the restrictions applicable to the underlying restricted stock award; and

•	remove the discretion of the Board (or a committee thereof) to determine that a change in control occurred, if the underlying event is not specifically set forth in the definition of change in control under the 2005 Plan.

The following paragraphs reflect revisions of specified portions of the Proxy Statement, as supplemented by the First Supplement. Blacklining is included to highlight the changes from the original text of the Proxy Statement, as supplemented by the First Supplement. Bold, underlined text represents new text that was not in the Proxy Statement, as supplemented by the First Supplement.

1.	On page 38 of the Proxy Statement, the paragraph immediately following Proposal 3 is restated as follows:

At the Annual Meeting, stockholders will be asked to approve an amendment (the “Amendment”) of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s Common Stock present or represented and entitled to vote at the Annual Meeting. If approved, the Amendment will increase the number of shares of Common Stock available for issuance under the 2005 Plan from 2,800,000 (not more than 1,500,000 of which have been or would be used for restricted stock or restricted stock unit awards) to ~~3,800,000~~ 3,550,000 (not more than ~~2,500,000~~ 2,250,000 of which have been or would be used for restricted stock or restricted stock unit awards). The Amendment would also impose a restriction that all awards issued under the 2005 Plan on or after the Annual Meeting would be subject to a minimum ~~of~~ one year service-based vesting period from date of grant, provided that such limitation would not apply to an amount not to exceed 5% of the aggregate shares of Common Stock available for issuance under the 2005 Plan (and would not apply to any such award upon the occurrence of a change in control or upon the death or Disability (as such term is defined in the 2005 Plan) of a participant)). The Amendment would also provide that any dividends or distributions issued with respect to a restricted stock award would be subject to the same restrictions as applied to the underlying restricted stock award. Lastly, the amendment would remove the discretion of the Board (or a committee thereof) to determine that a change in control occurred if the underlying event is not specifically set forth in the definition of change in control under the 2005 Plan. Other than ~~with respect to the increase in shares of Common Stock available for issuance under the 2005 Plan~~ as described above, the terms of the 2005 Plan are materially consistent with the terms of the 2005 Plan as previously disclosed. The terms of the 2005 Plan are summarized below.

2.	On page 38 of the Proxy Statement, the last sentence of the third paragraph under the section entitled “Background” is restated as follows:

The Amendment increases the number of shares of Common Stock available for issuance under the 2005 Plan by ~~1,000,000~~ 750,000, all of which may be granted as restricted stock or restricted stock unit awards.

3.	On page 38 of the Proxy Statement, a new paragraph shall be added after the third paragraph under the section entitled “Background” to read in its entirety as follows:

The Board of Directors, upon review of the ISS report regarding Proposal 3, has determined that it is in the best interests of the Company to provide a minimum one-year vesting period with respect to all awards granted under the 2005 Plan on or after the Annual Meeting, other than with respect to awards representing an amount of shares of Common Stock not to exceed 5% of the aggregate shares of Common Stock available for issuance under the 2005 Plan. Notwithstanding the foregoing, such limitation shall not apply to awards upon the occurrence of a change in control or upon the death or Disability (as such term is defined in the Plan) of a participant. The Board of Directors believes that such a minimum vesting period is in keeping with current best practices and provides enhanced stockholder value with respect to equity awards granted to eligible service providers of the Company. Also, the Board of Directors has determined that any dividend or distribution issued with respect to an award of restricted stock would be subject to the same restrictions as applied to the underlying restricted stock. The Board of Directors has adopted this policy (which under the terms of the 2005 Plan ~~were~~ was discretionary) with respect to such dividends and distributions and believes that codifying such policy in the 2005 Plan, instead of allowing for the discretionary use of such policy, is in keeping with good corporate governance and adheres to the guidelines used by ISS. Lastly, the Board of Directors removed the discretion of the Board of Directors (or a committee thereof) to determine that a change in control had occurred under the 2005 Plan, if the underlying event is not specifically set forth in the definition of change in control in the 2005 Plan. The Board of Directors believes that the current definition of change in control under the 2005 Plan provides clarity to ~~the~~ stockholders ~~of~~ and ~~the~~ service providers ~~to~~ of the Company as to which events would rise to the level of a change in control.

4.	On page 39 of the Proxy Statement, the section entitled “Shares Available and Award Limitations” is restated as follows:

Shares Available and Award Limitations. As of September 8, 2017, 477,672 shares of our Common Stock remained available for future awards under the 2005 Plan, all of which are available for grant as incentive stock options, and 361,428 of which were available for restricted stock or restricted stock unit awards. If the Amendment is approved, ~~1,000,000~~ 750,000 additional shares of Common Stock will be available for issuance under the 2005 Plan (all of which would be available for restricted stock or restricted stock unit awards). On September 15, 2017, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $1.38 per share.

5.	On page 40 of the Proxy Statement, the section entitled “Awards” is restated as follows:

Awards. Awards granted under the 2005 Plan may consist of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Each award is subject to the terms and conditions set forth in the 2005 Plan and to any other terms and conditions specified by the Committee and memorialized in a written award agreement. Subject to the change in control provisions of the 2005 Plan, any award issued under the 2005 Plan shall be subject to a minimum one-year vesting period other than with respect to awards representing an amount of shares of Common Stock not to exceed 5% of the aggregate shares of Common Stock available for issuance under the 2005 Plan and other than upon the death or Disability (as such term is defined in the 2005 Plan) of a participant.

6.	On page 41 of the Proxy Statement, a new sentence shall be added after the end of the section entitled “Restricted Stock Awards” to read in its entirety as follows:

Notwithstanding the foregoing, any such dividends (or other distributions) shall be subject to the same restrictions as are applicable to the award of restricted stock with respect to which such amounts are paid.

7.	On page 42 of the Proxy Statement, the section entitled “Change in Control of the Company” is restated as follows:

Change in Control of the Company. In the event of a change in control of the Company, the Committee has discretion to, among other things, accelerate the vesting of outstanding awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. A “change in control” of the Company will be deemed to have taken place upon:

the acquisition by any person of direct or indirect ownership of securities representing more than 50% of the voting power of the Company’s then outstanding stock;

a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event;

the sale of substantially all the assets of the Company; or

the liquidation or dissolution of the Company.~~; or~~

~~the occurrence of any similar transaction deemed by the Board of Directors to constitute a change in control.~~

8.	On page 44 of the Proxy Statement, the third sentence of the section entitled “New Plan Benefits” is restated as follows:

These restricted stock Awards would be subject to service-based vesting in equal annual installments over the four year period commencing on the ~~Approval Date~~ date the ~~2005 Plan amendment~~Amendment is approved by the Company’s stockholders.

The Board of Directors unanimously recommends a vote FOR Approval of the Amendment. If you have voted or hereafter vote your shares by proxy “FOR” approval of Proposal 3, such vote will constitute a vote “FOR” approval of Proposal 3, as supplemented by the information above.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Second Supplement or made from time to time by management of the Company, including those regarding various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the SEC, or in materials incorporated therein by reference.

Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

IMPORTANT

Your vote at the Annual Meeting is important, no matter how many or how few shares you own. If you have not voted already, we urge you to fill out the enclosed WHITE proxy card today. Please sign and date the WHITE proxy card and promptly return it in the enclosed postage-paid envelope.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM ORCHESTRA. Any proxy you sign from Orchestra for any reason could invalidate previous WHITE proxy cards sent by you to support Destination and its Board.

Only your latest dated and signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement.

IMPORTANT!

PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT MAY BE SENT

TO YOU BY ORCHESTRA

ANNEX A

DESTINATION MATERNITY CORPORATION

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of this Amended and Restated Destination Maternity Corporation 2005 Equity Incentive Plan (the “Plan”) are to: (a) enable Destination Maternity Corporation (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) “Award” means an award of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder, references to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; or (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, or (iv) a liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i) “Director” means a member of the Board.

(j) “Disability” means a condition rendering a Participant Disabled.

(k) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

(n) “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(r) “Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code.

(s) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(t) “Performance Award” means Shares or other Awards that, pursuant to Section 10, are granted, vested and/or settled upon the achievement of specified performance conditions.

(u) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(v) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(w) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(x) “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(y) “Shares” means shares of the Company’s common stock, par value $.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

(z) “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)	select the persons to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)	determine the type of Award to be granted;

(c)	determine the number of Shares, if any, to be covered by each Award;

(d)	establish the vesting or forfeiture terms of each Award;

(e)	establish the performance conditions relevant to any Performance Award and certify whether such performance conditions have been satisfied;

(f)	determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(g)	determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 3,550,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual may granted Awards with respect to more than 400,000 Shares in any calendar year. In addition, not more than 2,250,000 Shares will be issued hereunder in respect of Restricted Stock or Restricted Stock Units.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock, Restricted Stock Units or a Performance Award is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is withheld in satisfaction of the exercise price of any Award or pursuant to Section 12(e) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.

(c) Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or SAR in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control. In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share purchasable under any Option will be determined by the Board and will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 6. Stock Appreciation Rights.

(a) Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

(b) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii) Method of Exercise. Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(iv) Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

(v) Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 7. Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will be exercisable after termination of service only to the extent specified in this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and

(ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

SECTION 8. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b) Certificates. A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE DESTINATION MATERNITY CORPORATION 2005 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND DESTINATION MATERNITY CORPORATION COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF DESTINATION MATERNITY CORPORATION AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any distributions or dividends. Notwithstanding the foregoing, all such distributions or dividends shall be subject to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid and such distributions or dividends shall be forfeited if, and to the extent, the Restricted Stock underlying such distributions or dividends is forfeited, provided that, if the Board so determines, any such cash distributions or dividends may be reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan.

(iii) Subject to the provisions of the applicable Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

SECTION 10. Performance Awards.

(a) Performance Awards Generally. The Board may grant Performance Awards in accordance with this Section 10. Performance Awards may be denominated as a number of Shares, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 10(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

(b) Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code will be granted by the Committee and will be subject to the terms of this Section 10(b).

(i) Specified Business Criteria. The grant, vesting and/or settlement of a Performance Award subject to this Section 10(b) will be contingent upon achievement of one or more of the following business criteria (subject to adjustment in accordance with Section 10(b)(ii), below):

(A) the attainment of certain target levels of, or a specified percentage increase in: revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of the Company’s common stock or a combination of the foregoing;

(B) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company’s bank debt or other public or private debt or financial obligations;

(C) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or

(D) any other objective business criteria that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The performance goals for a particular performance period need not be the same for all Participants.

(ii) Adjustments to Performance Goals. The Committee may provide, at the time performance goals are established in accordance with Section 10(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (E) restructuring activities reported in the Company’s public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) cash or non-cash charges related to store closing expenses, (J) changes in accounting principles, or (K) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. An adjustment described in this Section 10(b)(ii) may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.

(c) Other Terms of Performance Awards. The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.

SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. §1.422-3, would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 12. General Provisions.

(a) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan effective on or after October 19, 2017, shall vest no earlier than the first anniversary of the date such Award was granted (other than acceleration of vesting in the event of a Change in Control or a Participant’s death or Disability); provided however, that, in the Board’s sole discretion, Awards representing no more than an aggregate of 5% of the Shares reserved for issuance under Section 3(a) of the Plan may be initially awarded or later amended without regard to this limit.

(b) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(c) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(f) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 13. Effective Date of Plan. Subject to the approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

SECTION 14. Term of Plan. The Plan will continue in effect until the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Awards granted prior to such 10th anniversary may extend beyond that date.

SECTION 15. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 16. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

SECTION 17. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 18. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

DESTINATION

MATERNITY®

CORPORATION

C/O BROADRIDGE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E32702-P97571 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DESTINATION MATERNITY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors (nominees 1a. through 1d.) to serve until the next annual meeting of stockholders. For Against Abstain

1a. Michael J. Blitzer 1b. Barry Erdos 1c. Melissa Payner-Gregor 1d. B. Allen Weinstein For Against Abstain

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Ratification of the appointment of KPMG LLP as independent registered public accountants.

For Against Abstain 3. Approval of an amendment to the Company’s 2005 Equity Incentive Plan.

4. Approval, by non-binding advisory vote, of

executive compensation.

1 Year 2 Years 3 Years Abstain

The Board of Directors recommends you vote every 1 year on proposal 5.

5. Approval, by non-binding advisory vote, on the frequency of executive compensation voting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please have an authorized officer sign in full corporate or partnership name.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CONSOLIDATED ID TEMPLATE V1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E32703-P97571

DESTINATION MATERNITY CORPORATION Annual Meeting of Stockholders October 19, 2017, 9:15 AM

This proxy is solicited by the Board of Directors

The stockholder signing this proxy, revoking all previous proxies, hereby appoints Ronald J. Masciantonio and David Stern, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on October 19, 2017, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, “FOR” RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2018, “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND

“1 YEAR” ON THE ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTING. THIS PROXY ALSO

DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE STOCKHOLDER SIGNING THIS PROXY HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please sign and date your Proxy on the reverse side and return it promptly.

Continued and to be signed on reverse side